AMENDMENT TO EMPLOYMENT AGREEMENT

AMENDMENT TO EMPLOYMENT AGREEMENT, dated July 18, 2008 (the “Employment Agreement”), by and among Laureate Resources & Steel Industries Inc., a Nevada corporation (the “Company”), and Gareth McMurray (the “Executive”) dated as of October 23, 2008 (this "Agreement").

WHEREAS, on July 18, 2008, the Company and the Executive entered into the Employment Agreement;

WHEREAS, both the Company and the Executive desire to change the effective date of the Employment Agreement to August 22, 2008; and

WHEREAS, capitalized terms used and not defined in this Agreement shall have the meaning given to them in the Employment Agreement.

NOW, THEREFORE, the parties to this Agreement agree as follows:

1.           Effective Date.  The date of the agreement shall be amended to be August 22, 2008.

2.           Entire Agreement.  Except as stated or referred to herein, this instrument contains the entire agreement of the parties, and there are no representations, covenants or other agreements.

3.           Applicable Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

4.           Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

5.           Arbitration.  All disputes and controversies arising out of or relating to this Agreement shall be finally settled and binding under the International Arbitration Rules of the American Arbitration Association (“AAA”) by a sole arbitrator.  The place of arbitration shall be New York, New York.  Any award, verdict or settlement issued under such arbitration may be entered by any party for order of enforcement by any court of competent jurisdiction.  The arbitrator shall have no power to take interim measures he or she deems necessary, including injunctive relief and measures for the protection or conservation of property and disposition of perishable goods.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

EXECUTIVE

/s/ Gareth McMurray
Name: Gareth McMurray

THE COMPANY

By:	/s/ Barbara Salz
Name: Barbara Salz
Title: Corporate Secretary